EXHIBIT 99.1

Grove, Inc’s Aggregation Division, Upexi, signs LOI to acquire E-Core, Inc. and Its Subsidiaries Totaling $35M+ in TTM Revenues

HENDERSON, NV / August 2, 2022, / Grove Inc. (GRVI) Upexi, wholly owned division of Grove Inc., has signed a non-binding LOI to acquire E-Core, Inc and its brand subsidiaries, including New England Technology, Inc., and Tytan Tiles. The diversified business fits perfectly with the company’s brand acquisition strategy and its recently acquired, Cygnet Online business.

E-Core’s Tytan Tile brand is available at multiple big box retailers and online stores. The company is a great match for Grove’s brand strategy and management believes the team should be able to boost sales with an anticipated new Amazon launch and eCommerce advertising campaign upon closing.

NETi has seen growth over the previous year with $35+ million in TTM revenues and represents a significant increase to Grove’s current run rate and forecast.

Grove plans to fund this acquisition without an additional equity offering. The shareholder-friendly structured deal uses debt, restricted equity, and payouts in subsequent years based on revenue and EBITDA milestones.

Grove intends to continue to expand outside the CBD space and to focus on the larger market opportunities in brands, SaaS programmatic advertising technology and its growing reseller and liquidation businesses for both Amazon and direct to consumer markets.

CEO Allan Marshall commented, “Successfully closing this acquisition should put us on target for accelerating revenue and EBITDA in 2023 above our previously announced estimates. Synergies between NETi and our current business will provide scale and additional growth opportunities. The name change is part of our expanding business and the exciting opportunities we have in the pipeline.”

Grove and E-Core anticipate that the transaction will close in August 2022.

About Grove, Inc.

Grove, Inc. is an innovator in aggregation, accelerating Amazon and eCommerce businesses by combining consumer data and vertical integration to scale brands in multiple industries, while lowering costs with a growing distribution network. Through strategic acquisitions, Grove continues to expand into numerous consumer markets, and utilizes its in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between its growing portfolio of brands.

Company Contact

Andrew Norstrud

Email: investorinfo@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

TraDigital IR

John McNamara

Email: john@tradigitalir.com

Phone: (917) 658-2602

Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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